Exhibit 99.1

NEWS RELEASE December 1, 2020

Contacts:
Investors
Dan Schlanger, CFO
Ben Lowe,VP & Treasurer
Crown Castle International Corp.
713-570-3050
FOR IMMEDIATE RELEASE
Media
Andy Brimmer / Nick Lamplough /
Adam Pollack
Joele Frank, Wilkinson Brimmer
Katcher
212-355-4449

Crown Castle Appoints Kevin Stephens to its Board of Directors

December 1, 2020 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today announced that, as part of its previously announced Board transition plan, its Board of Directors has appointed Kevin A. Stephens as a director, effective immediately, and has determined that Mr. Stephens is an independent director pursuant to New York Stock Exchange listing standards. Mr. Stephens most recently served as Executive Vice President and President, Business Services for Altice USA.

"We are very pleased to welcome Kevin to the Board and look forward to the contributions he will make as a member of our Board, " said J. Landis Martin, Chairman of the Crown Castle Board of Directors. "Crown Castle will benefit greatly from Kevin’s extensive experience in the fiber and telecommunications industry as we continue to scale our fiber operations and invest in assets that will help support the development of nationwide 5G networks."

Ari Q. Fitzgerald, Chairman of the Nominating & Corporate Governance Committee, said, "With Kevin, as well as the recent appointments of Tammy K. Jones and Matthew Thornton, III, the Board has added three high caliber individuals with a tremendous mix of skills, diversity, backgrounds and experience. We look forward to working together to help drive continued value creation for all shareholders."

ABOUT KEVIN A. STEPHENS

Mr. Stephens most recently served as Executive Vice President and President, Business Services for Altice USA. In that role, he was responsible for $1.4 billion in annual revenue, providing high speed data connectivity and cloud services to enterprise, wholesale and small and medium business customers. Prior to his role with Altice, Mr. Stephens served as President, Commercial and Advertising Operations at Suddenlink Communications. Mr. Stephens also previously held senior leadership positions at both Fortune 500 and start-up firms, including Cox Communications, Choice One Communications and Xerox Corporation, where he started his career. Mr. Stephens has served as a board director for a private manufacturing company and a diverse range of national nonprofit organizations throughout his career, and is currently a member of the investment committee at Cultivation Capital, a private equity firm. Mr. Stephens is also a member of the Executive Leadership Council (ELC). Mr. Stephens holds a B.B.A. from the University of Michigan and an M.B.A. from the University of Southern California.

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's current expectations. Such statements include plans, projections and estimates regarding (1) the Board transition plan, (2) expected contributions from and benefits of Mr. Stephens’s service on the Board of Directors, (3) Crown Castle’s strategy, including with respect to its fiber operations, and (4) Crown Castle’s investments and any benefits derived therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risks that could affect Crown Castle and its results is included in Crown Castle's filings with the Securities and Exchange Commission. The term "including," and any variation thereof, means "including, without limitation."